HEALTHCARE TRIANGLE INC. MASTER SERVICES AGREEMENT

THIS Master Services Agreement (the “Agreement”) is entered into as of 01 January, 2021 (the “Effective Date”) by and between by and between Healthcare Triangle Inc., a Nevada corporation having its principal place of business 4309 Hacienda Dr, Suite 150, Pleasanton, CA 94588, (the “Company”) and Securekloud Technologies Inc., a Nevada corporation having its principal place of business at 4309 Hacienda Dr, Suite 150, Pleasanton, CA 94588, (the “Supplier”). The Company and the Supplier are hereinafter sometimes referred to as the “Parties” and individually as a “Party.” This Agreement is not a purchase commitment or request for delivery by Company of any Supplier services. Any services to be performed under this Agreement by Supplier will be authorized only by signed Purchase Orders.

WHEREAS, Company is in the business of providing Healthcare and Life Sciences solutions using Cloud, Big Data, Security and Compliance related consulting and managed services for various enterprise clients ("Client").

WHEREAS, the Supplier has certain expertise in developing computer software products, providing Cloud devops, IT consulting and cloud managed services.

WHEREAS, the Company desires to have Supplier develop for Company, and Supplier desires to develop for Company, certain computer software products (the “Developed Software”) and provide associated IT Development/Consulting/Managed Services Support (collectively, the “Services”) as described in Exhibit A, in accordance with the terms and conditions of this Agreement

WHEREAS, it is the intent of the Parties that all transactions under this Agreement will fully comply with the letter and the spirit of all applicable laws.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Relationship of the Parties. The Parties will agree in advance on the terms and conditions under which the Supplier will offer its Services to Company. Such terms and conditions will be agreed to and set forth in the applicable statement of work (“Statement of Work” or “SOW”). The Parties agree that each Party will bear all of its costs associated with its obligations herewith. The Parties will act as independent contractors and neither Party will act as agent for or partner of the other Party for any purpose whatsoever, and the employees of one Party will not be deemed the employees of the other Party. Neither Party may bind the other Party without the prior written consent of the other Party. The Parties agree that this Agreement creates a relationship of trust and good faith between the Parties.

2. Statement of Work. The Parties will execute one or more SOWs in materially the form attached hereto as Exhibit A. Each SOW will list the Services to be provided by the Supplier, the scope of the project, the agreed to fees to be charged by the Supplier for the Services (the “Fees”), and the deliverables to be provided by the Supplier (the “Deliverables”). Each SOW will incorporate the terms of this Agreement by reference. A SOW is not valid or effective unless signed by both Parties. A SOW may not be revised without the prior written consent of each of the Parties. A SOW will not be binding effective until signed by both of the Parties. Once signed, the SOW will be binding on both Parties.

3. Term of Agreement. The term of the Agreement will commence on the Effective Date and terminate in twenty-four (24) months (the “Initial Term”) unless terminated early or extended in accordance with the terms set forth below. Company may terminate this Agreement at any time upon sixty (60) days’ prior notice to the Supplier. Should either Party default in the performance of this Agreement or materially breach any of its obligations under this

Agreement, the non-breaching Party may terminate this Agreement immediately if the breaching Party fails to cure the breach within thirty (30) days after having received written notice by the non-breaching Party of the breach or default. This Agreement may be terminated at any time upon the consent of both Parties. The Agreement will automatically extend for one (1) year periods (each an “Additional Term,” and, with the Initial Term, collectively the “Term”) unless either Party notifies the other Party at least sixty (60) days before the end of the Term.

4. Fees and Invoicing. The Parties agree that Fees to be charged to by the Supplier for the Services will be set forth in the SOW. The Parties will agree in good faith on the Fees. Company will pay the Supplier’s Fees for the Services within sixty (60) days of receipt of the invoice, unless otherwise agreed upon in an applicable SOW. Both Parties will be responsible for the payment of taxes associated with the payments they receive.

5. Fees and Invoicing. The Parties agree that Fees to be charged to by the Supplier for the Services will be set forth in the SOW. The Parties will agree in good faith on the Fees. Company will pay the Supplier’s Fees for the Services within sixty (60) days of receipt of the invoice, unless otherwise agreed upon in an applicable SOW. Both Parties will be responsible for the payment of taxes associated with the payments they receive.

6. Limitation of Liability.

• No Special Damages. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT FOR FRAUD, WILFUL MISCONDUCT, DEATH, BODILY INJURY, TANGIBLE PROPERTY DAMAGE, INFRINGEMENT OF THIRD PARTIES’ INTELLECTUAL PROPERTY, A PARTY’S INDEMNIFICATION OBLIGATIONS, OR BREACH OF CONFIDENTIALITY OBLIGATIONS, IN NO EVENT WILL EITHER PARTY OR ITS RESPECTIVE AFFILIATES, SUBSIDIARIES, EMPLOYEES, OFFICERS, AND DIRECTORS BE LIABLE FOR ANY AMOUNTS FOR (i) LOSS OF INCOME, GOODWILL, PROFIT, REVENUE, OR ANTICIPATED SAVINGS OF THE OTHER PARTY OR ITS RESPECTIVE AFFILIATES, SUBSIDIARIES, EMPLOYEES, OFFICERS, AND DIRECTORS, OR( ii) INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE, OR EXEMPLARY LOSS OR DAMAGE SUFFERED BY THE OTHER PARTY OR ITS RESPECTIVE AFFILIATES, EMPLOYEES, OFFICERS, AND DIRECTORS ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

• Maximum Aggregate Liability. EXCEPT FOR FRAUD, WILFUL MISCONDUCT, DEATH, BODILY INJURY, TANGIBLE PROPERTY DAMAGE, INFRINGEMENT OF THIRD PARTIES’ INTELLECTUAL PROPERTY, A PARTY’S INDEMNIFICATION OBLIGATIONS, OR BREACH OF CONFIDENTIALITY OBLIGATIONS, IN NO EVENT WILL THE AGGREGATE LIABILITY OF EITHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE, EXCEED ONE TIMES (1X) THE AGGREGATE AMOUNT PAID OR PAYABLE UNDER THIS AGREEMENT IN THE TWELVE-MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO LIABILITY.

7. Maximum Aggregate Liability. EXCEPT FOR FRAUD, WILFUL MISCONDUCT, DEATH, BODILY INJURY, TANGIBLE PROPERTY DAMAGE, INFRINGEMENT OF THIRD PARTIES’ INTELLECTUAL PROPERTY, A PARTY’S INDEMNIFICATION OBLIGATIONS, OR BREACH OF CONFIDENTIALITY OBLIGATIONS, IN NO EVENT WILL THE AGGREGATE LIABILITY OF EITHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE, EXCEED ONE TIMES (1X) THE AGGREGATE AMOUNT PAID OR PAYABLE UNDER THIS AGREEMENT IN THE TWELVE-MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO LIABILITY.

8. Confidentiality of Proprietary Information. Each Party agrees not to disclose any confidential information of the other Party to any third party without the prior written consent of the other Party. Each Party agrees to maintain the confidentiality of the confidential information in the same manner that it maintains the confidentiality of its own confidential information. Each Party agrees not to directly or indirectly use or disclose any confidential information at any time except (i) in connection with the performance of its duties and obligations hereunder or (ii) as compelled by applicable law. Each Party agrees to keep the terms of this Agreement confidential. Each Party acknowledges, agrees, and understands that its obligations will continue until such time as the confidential information is publicly known, without fault any on the part of it.

9. Non-Solicitation of Employees and Contractors. Each Party agrees that, during and for a period of two (2) years following termination of this Agreement, it will not, without the prior permission of the other Party, directly or indirectly, solicit or participate in the solicitation of or attempt to solicit the other Party’s employees or contractors for the Party’s own benefit or for the benefit of another person or entity.

10. Miscellaneous.

• Assignment. Neither Party may assign, sublicense, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without the consent of the other Party, assign this Agreement to an entity merging with, consolidating with, or purchasing substantially all its assets or stock, provided that the Party assuming obligations agrees to do so in writing and has adequate resources to meet its obligations hereunder. Any permitted assignment of this Agreement will be binding upon and enforceable by and against the Parties’ successors and assigns, provided that any unauthorized assignment will be null and void and constitute a breach of this Agreement. Supplier will be fully responsible for any and all actions and omissions of its subcontractors, whether or not Company has approved such subcontractors.

• Record Maintenance. Supplier agrees to maintain records for a period of three (3) yearsf ollowing the completion of services provided hereunder which adequately substantiate the applicability and accuracy of all charges, as well as specific employee wage and markup rates for such services. Supplier also agrees to produce such records for audit by Company upon the provision of reasonable advance notice. The length of this record retention period may be increased via Attachments or Purchase Orders pertaining to specific Client engagements.

• Entire Agreement. This Agreement, any exhibits and amendments thereto, any Statements of Work entered into concurrently with or in connection with this Agreement constitute the entire agreement between the Parties and supersede allp revious agreements, oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended without the prior written consent of both Parties.

•  Entire Agreement. This Agreement, any exhibits and amendments thereto, any Statements of Work entered into concurrently with or in connection with this Agreement constitute the entire agreement between the Parties and supersede all previous agreements, oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended without the prior written consent of both Parties.

• Entire Agreement. This Agreement, any exhibits and amendments thereto, any Statements of Work entered into concurrently with or in connection with this Agreement constitute the entire agreement between the Parties and supersede all previous agreements, oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended without the prior written consent of both Parties.

• Insurance. Prior to the provision of services under this Agreement, and at its own expense, Supplier will obtain for itself and its employees, the following types and levels of insurance:

a) Commercial General Liability insurance covering bodily injury, death, and property damage, arising from acts or omissions by Supplier or its employees, with a minimum limit of $1,000,000.

b) Workers Compensation insurance, as required by law, including employer's liability insurance with a minimum limit of $100,000 per occurrence.

c) Business automobile insurance covering bodily injury, death, and property damage with a minimum limit of $1,000,000 (if vehicle will be used in conjunction with services provided under this Agreement).

d) Professional errors and omissions liability insurance with minimum limits of$ 1,000,000 per occurrence and $ 1,000,000 aggregate.

e) Umbrella or Excess Liability insurance with limits not less than $2,000,000 per occurrence/aggregate, which shall provide additional limits for employers’ liability, general liability and automobile liability insurance.

Limits of liability may be increased by modification to this Agreement or to individual Purchase Orders depending upon Client specific requirements, as applicable. Supplier agrees to name Company as an Additional Insured and will provide Company a copy of the Certificate of Insurance prior to commencing any work under this Agreement. Supplier will also provide a copy of its insurance binder or policy.

•  Limits of liability may be increased by modification to this Agreement or to individual Purchase Orders depending upon Client specific requirements, as applicable. Supplier agrees to name Company as an Additional Insured and will provide Company a copy of the Certificate of Insurance prior to commencing any work under this Agreement. Supplier will also provide a copy of its insurance binder or policy.

•  Notices. All notices and other communications hereunder will be in writing and will be deemed to have been duly given when delivered in person (including by overnight courier) or three (3) days after being mailed by registered or certified mail (postage prepaid, return receipt requested), and on the date the notice is sent when sent by verified facsimile, in each case to the respective Parties at the address first set forth hereto. Either Party may change its contact information by providing the other Party with notice of the change in accordance with this subsection.

• Severability. If any provision of this Agreement is held invalid or unenforceable, it will be replaced with the valid provision that most closely reflects the intent of the Parties and the remaining provisions of the Agreement will remain in full force and effect.

• Waiver. No delay or failure by either Party to exercise any right or remedy under this Agreement will constitute a waiver of such right or remedy. All waivers must be in writing and signed by an authorized representative of the Party waiving its rights. A waiver by any Party of any breach or covenant will not be construed as a waiver of any succeeding breach of any other covenant.

• Dispute Resolution and Arbitration. Prior to the filing of any suit with respect to such dispute of any nature between the Parties, including, without limitation, a dispute with respect to this Agreement (the “Dispute”), the Party believing itself aggrieved (the "Invoking Party") will call for progressive management involvement in the Dispute negotiation by giving written notice to the other Party. Such a notice will be without prejudice to the Invoking Party's right to any other remedy at law, in equity or as permitted by this Agreement. The Parties will use best efforts to arrange personal meetings and/or telephone conferences as needed, at mutually convenient times and places, between their negotiators at the director and executive management levels, each of which will have a period of allotted time as specified below in which to attempt to resolve the Dispute. The Parties agree that any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by mandatory and binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties hereby waive any right that they might have to have the Dispute decided by a jury or by court judge.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by persons duly authorized as of the Effective Date.

HEALTHCARE TRIANGLE INC.

Signature: /s/ Suresh Venkatachari

Name: Suresh Venkatachari

Title: President

Email: sureshv@healthcaretriangle.com

Cell: 781-354-0843

SECUREKLOUD TECNOLOGIES INC.

Signature: /s/ Lakshmanan Kannappan

Name: Lakshmanan Kannappan

Title: Chief Operating Officer

Email: lkannappan@8kmiles.com

Cell: 408-605-7548